EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350,
CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Paul A. Bragg, President and Chief Executive Officer of Pride International, Inc., a Delaware corporation (the “Company”), and Louis A. Raspino, Executive Vice President and Chief Financial Officer of the Company, hereby certify that, to his knowledge:

     (1) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2005

/s/ Paul A. Bragg

Paul A. Bragg
President and Chief Executive Officer

/s/ Louis A. Raspino

Louis A. Raspino
Executive Vice President and
Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.